Exhibit 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.,

an Ohio Corporation

The following is a list of subsidiaries owned, directly or indirectly, by Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of organization.

Worthington Foreign Sales Corporation	Barbados
Worthington Industries Incorporated	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Enterprise Protection Insurance Company	Vermont
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
Dietrich Industries, Inc.	Pennsylvania
Dietrich Design Group, Inc.	Pennsylvania
Vinyl Corp.	Florida
WD Ventures, Inc.	Delaware
Dietrich PSC, LLC	Ohio
Dietrich Building Systems, Inc.	Ohio
The Gerstenslager Company	Michigan
Gerstenslager Co.	Ohio
Worthington-Buckeye, Inc.	Ohio
Buckeye Energy Company, Inc.	Ohio
Buckeye International Development, Inc.	Ohio
WI Products, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
Worthington Industries of Canada, Inc.	Canada
Worthington Cylinders of Canada Corp.	Canada
Dietrich Metal Framing Canada, Inc. (1)	Canada
Worthington Cylinders GmbH	Austria
Worthington Cylinders, a.s.	Czech Republic
Worthington Cylinders-Embalagens Industriais de Gas, S.A.	Portugal
Worthington Industries of Mexico, S.A. de C.V.	Mexico
Worthington Taylor, Inc.	Michigan
The Worthington Steel Company	Delaware
Worthington Steelpac Systems, LLC	Delaware
Worthington Techs II, Inc.	Delaware
The Worthington Steel Company	North Carolina
The Worthington Steel Company	Ohio
Worthington Receivables Corporation	Delaware
Worthington Steel Company of Kentucky, LLC	Kentucky
VCS/WOR, Inc.	Ohio
Newman-Crosby Steel, Incorporated	Ohio
Worthington Steel Company of Decatur, L.L.C.	Alabama
Worthington OEG Company	Michigan
Worthington Steel Company of Alabama, Inc. & Co. OEG	Austria
The Worthington Steel Company of Decatur, Inc.	Michigan

Joint Ventures
Acerex, S.A. de C.V. (2)	Mexico
Aegis Metal Framing, LLC (3)	Delaware
Dietrich Metal Framing Canada, LP (4)	Canada
Dietrich Residential Construction, LLC (5)	Delaware
Spartan Steel Coating, LLC (6)	Michigan
TWB Company, LLC (7)	Michigan
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V.	Mexico
TWB de Mexico, S.A. de C.V.	Mexico
TWB of Indiana, Inc.	Indiana
Viking & Worthington Steel Enterprise, LLC (8)	Ohio
Worthington Armstrong Venture (WAVE) (9)	Delaware
Worthington Specialty Processing, Inc. (WSP) (10)	Michigan

(1)	Consolidated joint venture between Worthington Industries of Canada, Inc. (60%) and Encore Coils Holdings Ltd (40%) as General Partner to Dietrich Metal Framing, Inc.

(2)	Unconsolidated joint venture with 50% owned by Worthington Industries Mexico, S.A. de C.V. and 50% owned by Hylsamex, S.A. de C.V.

(3)	Unconsolidated joint venture with 60% owned by WD Ventures, Inc. and 40% owned by MiTek Industries, Inc.

(4)

Consolidated joint venture between General Partner, Dietrich Metal Framing Canada, Inc. with 0.01%; and two Limited Partners, Worthington Industries of Canada, Inc. with 59.994% and Encore Coils Holdings Ltd with 39.996%.

(5)	Unconsolidated joint venture with 50% owned by Dietrich PSC, LLC and 50% with Pacific Steel Construction, Inc.

(6)	Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% by Severstal North America, Inc..

(7)	Unconsolidated joint venture with 50% owned by Worthington Steel of Michigan, Inc. and 50% owned by ThyssenKrupp Steel North America, Inc.

(8)	Unconsolidated joint venture with 49% owned by VCS/WOR, Inc. (Ohio) and 51% owned by Bainbridge Steel, LLC.

(9)	Unconsolidated joint venture with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong World Industries, Inc.

(10)	Unconsolidated general partnership owned 50% by Worthington Steel of Michigan, Inc. and 50% by U.S. Steel Corporation.